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                                                                   EXHIBIT 99.5

                      DEVON FINANCING CORPORATION, U.L.C.

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                               OFFER TO EXCHANGE

                                $1,750,000,000
                             6.875% Notes due 2011
                                      for
                                $1,750,000,000
                             6.875% Notes due 2011
          that have been registered under the Securities Act of 1933

                                      and

                                $1,250,000,000
                          7.875% Debentures due 2031
                                      for
                                $1,250,000,000
 7.875% Debentures due 2031 that have been registered under the Securities Act of 1933

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                    Fully and unconditionally guaranteed by
                           Devon Energy Corporation

                               -----------------


TO OUR CLIENTS:

   Enclosed for your consideration is a prospectus, dated February       , 2002
(the "Prospectus"), and a form of Letter of Transmittal (the "Letter of Transmittal"), relating to the offer (the "Exchange Offer") of Devon Financing Corporation, U.L.C., an unlimited liability company organized under the laws of the province of Nova Scotia (the "Company"), to exchange its 6.875% Notes due 2011, which are registered under the Securities Act of 1933 (the "Exchange Notes"), for its outstanding unregistered 6.875% Notes due 2011 issued on October 3, 2001 (the "Unregistered Notes"), and its 7.875% Debentures due 2031, which are registered under the Securities Act of 1933 (the "Exchange Debentures" and, together with the Exchange Notes, the "Exchange Securities"), for its outstanding unregistered 7.875% Debentures due 2031 issued on October 3, 2001 (the "Unregistered Debentures" and, together with the Unregistered Notes, the "Unregistered Securities"), upon the terms and subject to the conditions described in the Prospectus and the Letter of Transmittal. The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement, dated as of October 3, 2001, among the Company, Devon Energy Corporation and the initial purchasers.

   This material is being forwarded to you as the beneficial owner of the Unregistered Securities carried by us in your account but not registered in your name. A TENDER OF SUCH UNREGISTERED SECURITIES MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.

   Accordingly, we request instructions as to whether you wish us to tender on your behalf the Unregistered Securities held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

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   Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Unregistered Securities on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time, on March 12, 2002 (the "Expiration Date"), unless extended by the Company (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended). Any Unregistered Securities tendered pursuant to the Exchange Offer may be withdrawn, subject to the procedures described in the Prospectus and the Letter of Transmittal, at any time prior to the Expiration Date.

   If you wish to have us tender your Unregistered Securities, please so instruct us by completing, executing and returning to us the instruction form included with this letter. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATION ONLY AND MAY NOT BE USED DIRECTLY BY YOU TO TENDER UNREGISTERED SECURITIES.


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                INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFER

   The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein, including the Prospectus and the accompanying Letter of Transmittal, relating to the Exchange Offer made by the Company with respect to its Unregistered Securities.

   This will instruct you as to the action to be taken by you relating to the Exchange Offer with respect to the Unregistered Securities held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the Letter of Transmittal.

   The aggregate principal amount of the Unregistered Securities held by you for the account of the undersigned is (fill in amount):

                      $__________________________________
                         of the 6.875% Notes due 2011

                      $__________________________________
                       of the 7.875% Debentures due 2031

   With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

 . To TENDER the following Unregistered Securities held by you for the account of the undersigned (insert aggregate principal amount of Unregistered Securities to be tendered, in integral multiples of US$1,000):

                      $__________________________________
                         of the 6.875% Notes due 2011

                      $__________________________________
                       of the 7.875% Debentures due 2031

 . NOT to tender any Unregistered Securities held by you for the account of the undersigned.

   If the undersigned instructs you to tender the Unregistered Securities held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations, warranties and agreements contained in the Letter of Transmittal that are to be made with respect to the undersigned as beneficial owner.

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                                   SIGN HERE

   Name of beneficial owner(s): _____________________________________________

   Signature(s): ____________________________________________________________

   Names(s) (please print): _________________________________________________

   Address: _________________________________________________________________

   Telephone Number: ________________________________________________________

   Taxpayer Identification or Social Security Number(s): ____________________

   Date: ____________________________________________________________________

   None of the Unregistered Securities held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Unregistered Securities held by us for your account.

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